UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  10/23/2012

UMB FINANCIAL CORP
(Exact name of registrant as specified in its charter)

Commission File Number:  0-4887

MO	43-0903811
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

1010 Grand Blvd, Kansas City, MO 64106
(Address of principal executive offices, including zip code)

(816) 860-7000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.    Results of Operations and Financial Condition

On October 23, 2012, UMB Financial Corporation (the "Company") issued a press release announcing the financial results for the Company for the quarter ending September 30, 2012. A copy of the press release is attached as Exhibit 99.1.

The information contained in Item 2.02 of this Current Report and in Exhibit 99.1 is being furnished and shall not be deemed to be "filed" with the SEC for the purposes of Section 18 of the Exchange Act of 1934, as amended, or otherwise subject to the the liabilities of that section.

Item 8.01.    Other Events

On October 23, 2012, the Company issued a press release announcing that the Board of Directors increased the Company's regular quarterly dividend to $0.215 per share (a $0.01 increase). The Board of Directors then declared a dividend to be paid on December 28, 2012 to shareholders of record on December 10, 2012. The press release is attached as Exhibit 99.1

Item 9.01.    Financial Statements and Exhibits

Exhibit 99.1. Press release announcing financial results and declaring dividend.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UMB FINANCIAL CORP

Date: October 23, 2012	By:	/s/ Michael D. Hagedorn
Michael D. Hagedorn
Vice Chairman, CFO and CAO

EXHIBIT INDEX

Exhibit No.	Description
EX-99.1	Press Release announcing financial results and dividend